UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

PALOMINO LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56582	88-1619619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 Castilian Drive, Suite 102, Goleta, CA	93117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 756-2981

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2026, Palomino Laboratories Inc., a Delaware corporation (the “Company”), entered into a binding letter of intent (this “Binding Letter of Intent”) with Vega Links, Inc. (“Vega”), a Delaware corporation engaged in the development and expansion of high-speed interconnect infrastructure critical to the advancement of artificial intelligence, with a focus on overcoming existing limitations in bandwidth capacity and transmission reach.

The Binding Letter of Intent establishes a framework pursuant to which the Company intends to acquire all of the issued and outstanding shares of capital stock of Vega (the “Acquisition”). The Binding Letter of Intent provides for an exclusivity period through September 30, 2026, during which the parties will conduct due diligence and negotiate definitive agreements. The transaction contemplates the exchange of 4,472,000 shares of the Company’s common stock, par value $0.0001 per share, for all of the issued and outstanding equity interests of Vega, representing 11,180,000 shares of common stock, par value $0.0001 per share and reflecting an exchange ratio of 1:2.5.

The Binding Letter of Intent is binding with respect to its provisions, including exclusivity through September 30, 2026, conduct of business restrictions on Vega, confidentiality, standstill obligations, due diligence cooperation and certain other customary provisions. The final acquisition, including the total consideration payable to Vega, representations and warranties, indemnification provisions and other material terms remain subject to due diligence, negotiation and execution of definitive agreements, and other applicable corporate, legal, accounting and securities compliance considerations. There can be no assurance that the parties will enter into definitive agreements or that any proposed transaction will be completed.

The foregoing description of the Binding Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the full text of the Binding Letter of Intent, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 16, 2026, the Company issued a press release announcing its entry into a Binding Letter of Intent with Vega for the acquisition of all outstanding shares of Vega.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Binding Letter of Intent, dated July 14, 2026, by and between Palomino Laboratories Inc. and Vega Links Inc.

99.1	Press release dated July 16, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2026	PALOMINO LABORATORIES INC.

	By:	/s/Jeffrey B. Shealy
	Name:	Jeffrey B. Shealy
	Title:	Chief Executive Officer

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